    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1997

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                UNUM CORPORATION
               (Exact name of issuer as specified in its charter)

        Delaware                                          01-0405657
(State of incorporation)                  (I.R.S. Employer Identification No.)

                   2211 Congress Street, Portland, Maine 04122
                    (Address of principal executive offices)

                             ----------------------

                                UNUM CORPORATION
                          1998 GOALS STOCK OPTION PLAN
                            (Full title of the plan)

                            KEVIN J. TIERNEY, Esquire
                                    Secretary
                                UNUM CORPORATION
                              2211 Congress Street
                              Portland, Maine 04122
                     (Name and address of agent for service)

                                 (207) 770-4363
          (Telephone number, including area code, of agent for service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                    Proposed Maximum
      TITLE OF SECURITIES                Amount to Be              Aggregate Offering         Amount of Registration Fee
       TO BE REGISTERED                 Registered(1)                   Price(2)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par                   3,000,000                   $98,356,287.50                 $29,015.10
value
=============================================================================================================================

(1) Also includes an indeterminable number of shares that may become issuable pursuant to anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, the maximum aggregate offering price was calculated, for the shares of Common Stock presently subject to options under the Plan, based upon the exercise price for such shares (ranging from $19 to $36.1875), and for the remaining shares, based upon the per share market price of $49.375, representing the average of the high and low sale prices on December 3, 1997 as reported on the New York Stock Exchange.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (c) below are incorporated by reference in the registration statement. All documents filed by UNUM Corporation (the "Company" or "registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

         (a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996, filed with the Commission on March 25, 1997;

         (b) All other reports filed by the Company, pursuant to Section 13(a) or 15(d) of the Exchange Act, since the Annual Report on Form 10-K referenced above; and

         (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Kevin J. Tierney, General Counsel and Secretary to the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Article VIII of the Company's Bylaws provides that the Company has the power to indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their actions as agents of the Company. In addition, the Company maintains an insurance policy that indemnifies directors and officers against certain liabilities.

ITEM 8.  EXHIBITS.

4.1      UNUM Corporation 1998 Goals Stock Option Plan
5.1 Opinion of Kevin J. Tierney as to the legality of the shares of Common Stock being registered
15.1     Letter re:  unaudited interim financial information
23.1     Consent of Coopers & Lybrand L.L.P.
23.2     Consent of Kevin J. Tierney (included in Opinion filed as Exhibit 5.1)
24.1     Power of Attorney

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement--

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant, pursuant to
Section 13 or Section 13(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of his counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Maine, on December 10, 1997.


                                          UNUM CORPORATION


                                          By:   /s/ James F. Orr III
                                                --------------------------------
                                                   James F. Orr III, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 10, 1997.

Signature                                           Title
---------                                           -----

/s/ Robert E. Broatch                               Senior Vice President and
---------------------------------                   Chief Financial Officer
Robert E. Broatch


/s/ John M. Lang, Jr.                               Vice President and
---------------------------------                   Corporate Controller
John M. Lang, Jr.


*                                                   Director
---------------------------------
Gale O. Averyt


*                                                   Director
---------------------------------
Robert E. Dillon, Jr.


*                                                   Director
---------------------------------
Gwain H. Gillespie


                                                    Director
---------------------------------
Ronald E. Goldsberry


*                                                   Director
---------------------------------
Donald W. Harward


*                                                   Director
---------------------------------
George J. Mitchell

Signature                                            Title
---------                                            -----

*                                                   Director
---------------------------------
Cynthia A. Montgomery


*                                                   Director
---------------------------------
James L. Moody, Jr.


*                                                   Director
---------------------------------
Lawrence R. Pugh


*                                                   Director
---------------------------------
Lois Dickson Rice


*                                                   Director
---------------------------------
John W. Rowe


/s/ John-Paul DeRosa
---------------------------------
*John-Paul DeRosa,
as attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number                     Description
------                     -----------

4.1                        UNUM Corporation 1998 Goals Stock Option Plan

5.1 Opinion of Kevin J. Tierney as to the legality of the shares of Common Stock being registered

15.1                       Letter re:  unaudited interim financial information

23.1                       Consent of Coopers & Lybrand L.L.P.

24.1                       Power of Attorney